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                                                                    EXHIBIT 23.1



                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Nonstatutory Stock Option Plan, of our report dated January 21, 2000, with respect to the consolidated financial statements and financial statement schedule of Commerce One, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



Walnut Creek, California
November 10, 2000